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                                  SCHEDULE 14A
                                   (Rule 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  []

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the Commission
                                  Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              DELTA APPAREL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              BETTIS C. RAINSFORD
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)      Title of each class of securities to which transaction applies: .......

         (2)      Aggregate number of securities to which transaction applies: ..........

         (3)      Per unit price or other underlying value of transaction computed pursuant to
                  Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  ............

         (4)      Proposed maximum aggregate value of transaction: ......................

         (5)      Total fee paid: .......................................................

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: ...............................................

         (2)      Form, Schedule or Registration Statement No.: .........................

         (3)      Filing Party: .........................................................

         (4)      Date Filed: ...........................................................
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                              BETTIS C. RAINSFORD
                           108 1/2 COURT HOUSE SQUARE
                              EDGEFIELD, SC 29824

               IMPORTANT MESSAGE REGARDING THE ANNUAL MEETING OF
                      SHAREHOLDERS OF DELTA APPAREL, INC.

                                                                October 19, 2000

Dear Fellow Delta Apparel Shareholder:

     My name is Bettis C. Rainsford and I am one of the largest shareholders of Delta Apparel. I was a founder and long-time CFO of Delta Woodside Industries,
Inc. from which Delta Apparel was spun off earlier this year.

     I believe that the current Board of Directors of Delta Apparel has failed to represent effectively and adequately the interests of the Company's shareholders. I also believe that the current Board and management have taken certain steps that have the effect of entrenching the Board, reducing earnings per share and depressing the Company's share price.

     As a result, I intend to solicit your vote to replace the current Board with directors that will be responsive to and represent the interests of all shareholders. In the near future I will be furnishing shareholders with a proxy statement in connection with the solicitation of proxies to be used at the 2000
Annual Meeting of Shareholders of Delta Apparel.

     At this time, you may have already received the annual report and proxy statement for the 2000 Annual Meeting sent by the current Board and management of Delta Apparel. IN ORDER TO MAKE AN INFORMED DECISION REGARDING THE ANNUAL
MEETING VOTE, I URGE YOU NOT TO RETURN ANY PROXY SENT TO YOU BY THE CURRENT
BOARD AND MANAGEMENT OF DELTA APPAREL WITHOUT FIRST HAVING RECEIVED AND
CONSIDERED INFORMATION THAT I WILL BE SENDING YOU IN THE NEAR FUTURE.

     I look forward to communicating with you and other shareholders in the very near future.

     Thank you for your consideration.

                                          Sincerely,

                                          /s/ Bettis C. Rainsford

                                          Bettis C. Rainsford

         IF YOU HAVE ANY QUESTIONS, please contact me at (803) 637-5304 or call MORROW & CO., which is assisting me in this effort, at (800) 662-5200.
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     MR. RAINSFORD STRONGLY ADVISES ALL DELTA APPAREL SHAREHOLDERS TO READ THE
PRELIMINARY PROXY STATEMENT FILED BY MR. RAINSFORD WITH THE SECURITIES AND
EXCHANGE COMMISSION ON OCTOBER 17, 2000. MR. RAINSFORD'S PRELIMINARY PROXY
STATEMENT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD CONSIDER BEFORE MAKING
ANY DECISION ABOUT THE PROPOSALS TO BE VOTED ON AT DELTA APPAREL'S ANNUAL
MEETING OF SHAREHOLDERS. MR. RAINSFORD'S PRELIMINARY PROXY STATEMENT IS
AVAILABLE AT NO CHARGE ON THE SECURITY AND EXCHANGE COMMISSION'S WEB SITE AT
HTTP://WWW.SEC.GOV. WHEN IT IS COMPLETED, MR. RAINSFORD'S FINAL DEFINITIVE PROXY
STATEMENT WILL BE MAILED TO ALL DELTA APPAREL SHAREHOLDERS AND WILL ALSO BE
AVAILABLE AT NO CHARGE ON THE SECURITY AND EXCHANGE COMMISSION'S WEB SITE AT
HTTP://WWW.SEC.GOV.

     MR. RAINSFORD AND THE INDIVIDUALS WHOM HE HAS NOMINATED TO BE DIRECTORS OF
DELTA APPAREL MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES
FROM THE SHAREHOLDERS OF DELTA APPAREL WITH RESPECT TO THE MATTERS TO BE VOTED
ON AT THE ANNUAL MEETING AND MAY HAVE AN INTEREST EITHER DIRECTLY OR INDIRECTLY
BY VIRTUE OF THEIR SECURITY HOLDINGS OR OTHERWISE. INFORMATION RELATING TO THESE
PARTICIPANTS IS CONTAINED IN MR. RAINSFORD'S PRELIMINARY PROXY STATEMENT AND IS
AVAILABLE BY THE MEANS SET FORTH ABOVE.